Exhibit 10.16 (b)

Private and Confidential

October 27, 2014

Nutritional High Inc.
77 King Street West, Suite 2905
Toronto ON M5K 1H1

Attention:	David Posner
Chief Executive Officer

Re: Amendment to the Consulting Agreement
This agreement shall amend the terms of the Consulting Agreement (the "Agreement") between Foundation Opportunities Inc. (the "Foundation") and Nutritional High International Inc. (the "Company") dated May 1, 2014. Except as otherwise provided for herein, the Agreement shall remain in full force and effect in accordance with its terms and conditions, and all terms herein not otherwise defined shall be defined in accordance with the Agreement.
1.	Paragraph 1 is hereby replaced with the following:
1. Compensation.	In consideration for the services to be provided by FOI to the Company pursuant to this agreement (the "Agreement"), the Company agrees to pay to Foundation the following fees:
a.	an initial Advisory fee of $35,000 plus applicable taxes thereon (HST 13%) for service provided prior to execution of this agreement;
b.	a monthly fee commencing the date hereof in the amount of (CAD) $8,000 plus applicable taxes thereon (HST 13%) in cash per month (the "Consulting Fee") for the duration of the Engagement Term (as defined hereinafter);
c.	a success fee of (CAD) $70,000 plus applicable HST (the "Success Cash Fee") upon the successful completion of the Going Public Transaction, which shall be paid as follows $35,000 shall be paid in cash and $35,000 shall be paid in securities in the capital of the Company ("Units"), at a deemed price per Unit at which the Company completes its Going Public Transaction. For the purposes of this Agreement, "Going Public Transaction" shall be defined as (i) a business combination between the Company and a public company pursuant to a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale or exchange of assets or similar transaction; or (ii) an initial public offering.
2.	All references to the Company or "Nutritional High Inc." shall be replaced with "Nutritional High International Inc.", which is a party to the Agreement.
3.	Paragraph 2 is hereby replaced with the following:

This engagement of FOI will commence on execution of this Agreement ("Engagement Term") and may be terminated by FOI or the Company by giving sixty (60) day written notice in writing to the other party at any time, provided that the obligations under Sections 1, 5, 10, 11 and 12 of this Agreement shall survive such termination.

If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter by no later than 5:00 PM EST on October 28, 2014.

FOUNDATION OPPORTUNITIES INC.

/"Signed"/ Yannis Banks
By:	Yannis Banks
Managing Director

Agreed and accepted this _27th_ day of October, 2014.

NUTRITIONAL HIGH INTERNATIONAL INC.

/"Signed"/ David Posner
By:	David Posner
Chief Executive Officer